Exhibit 3.2
Certificate of Amendment
Filed February 21, 2001
Nevada Secretary of State
C-23278-00


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                     EAST COEUR D'ALENE SILVER MINES, INC.,
                              A NEVADA CORPORATION

         Pursuant to the provisions of the Nevada Revised Statutes (NRS), Chapter 78, the following Certificate of Amendment is submitted for filing:

ARTICLE I is hereby amended to read as follows:

                                      Name
                                      ----

         The name of this corporation is zKid Network Company.

ARTICLE IV is hereby amended to read as follows:

                                Authorized Stock
                                ----------------

         4.1 Authorized Stock. The corporation will have authority to issue One Hundred Ten Million (110,000,000) shares of stock in the aggregate. These shares will be divided into two classes and designated as follows:

         (a) One Hundred Million (100,000,000) shares of Common Stock, par value: $0.0001 per share.

         (b) Ten Million  (10,000,000)  shares of  Preferred  Stock,  par value:
$0.001 per share.

         4.2 Common Stock. Subject to the rights, preferences, privileges or restrictions of Preferred Stock or any series thereof, the relative rights, preferences, privileges and restrictions granted to or imposed upon Common Stock and the holders thereof are as follows:

         4.2.1 Dividends. The holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of any funds of this corporation legally available therefor, such dividends as may be declared thereon from time to time by the Board of Directors.

         4.2.2 Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of Common Stock will be entitled to receive ratably, based on the total number of shares of Common Stock held by each, the assets and funds of this corporation legally available for distribution to its shareholders, whether from capital or surplus.

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         4.2.3    Voting.  The  holders of Common  Stock will be entitled to one vote for each share of Common Stock held and will have full voting rights and be entitled to vote on such matters and in such manner as provided herein or by law.

         4.3 Preferred Stock. The authorized shares of Preferred Stock may be divided into and issued in series. Subject to the limitations provided in these Articles or by law, authority is vested in the Board of Directors to divide any or all of such Preferred Stock into any number of series, to fix and determine the relative rights, preferences, privileges and restrictions of the shares of any series to be established, and to amend the relative rights, preferences, privileges and restrictions of the shares of any series that has been established but is wholly unissued. Subject to compliance with any applicable protective voting rights which have been or may be granted to Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock so established may be junior to, pari passu with or senior to Common Stock or any present or future series of Preferred Stock (including without limitation provisions with respect to dividends, liquidation, voting or approval, and redemption). Within any limitations stated in these Articles or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease will thereafter constitute authorized but undesignated shares. The authority herein granted to the Board of Directors to determine the relative rights, preferences, privileges and restrictions of Preferred Stock will be limited to unissued shares, and no power will exist to alter or change the relative rights, preferences, privileges or restrictions of any shares that have been issued. Preferred Stock or any series thereof may have relative rights, preferences, privileges and restrictions that are identical to those of Common Stock.

         4.4 Issuance of Certificates. The Board of Directors will have the authority to issue shares of the capital stock of this corporation and the corresponding certificates subject to any applicable transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer of shares in a manner as may be calculated to promote this compliance or to further any other reasonable purpose.

         4.5 Quorum for Meeting of Shareholders. A quorum will exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, will nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting will not be less than one-third of the shares entitled to vote.

         4.6      Contracts  with  Interested   Shareholders.   Subject  to  the
limitations set forth in the NRS, to the extent applicable:

         (a) This corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

         (b)  Any  such  contract  or  transaction   will  not  be  affected  or
invalidated or give rise to liability by reason of the shareholder's having an interest in the contract or transaction.

         4.7 Ratification by Shareholder Vote. Subject to the requirements of the NRS, any contract, transaction, or act of this corporation or of any director or officer of this corporation that will be authorized, approved, or ratified by the affirmative vote of a majority of shares represented at a meeting at which a quorum is present will, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of this corporation.

         4.8 Calling of Special Meeting of Shareholders. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board of Directors or the Chairman of the Board (if one be appointed), the Chief Executive Officer or the President. Shareholders of this corporation will not have the right to call special meetings after such date.

         4.9 Shareholder Voting on Extraordinary Actions. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Exchange Act, pursuant to the authority granted under the NRS, the vote of shareholders of this corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of business, or dissolution of the corporation will be a majority of all of the votes entitled to be cast by each voting group entitled to vote thereon.

ARTICLE XI is hereby added:

                                Cumulative Voting
                                -----------------

         Shareholders of this corporation will not have the right to cumulate votes for the election of directors.

ARTICLE XII is hereby added:

                                Preemptive Rights
                                -----------------

         No shareholder of this corporation will have, solely by reason of being a shareholder, any preemptive rights with respect to any stock of this corporation or any securities convertible into or carrying a right to subscribe for or acquire stock of this corporation. Notwithstanding the foregoing, this corporation will have the power to grant similar rights by contract.

         This amendment has been consented to and approved by the unanimous vote of the board of directors and a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated this 23rd day of January, 2001.


   /s/ Gregory M. Wilson
---------------------------
By: Gregory M. Wilson
Title: President/Secretary